UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2016

MEDOVEX CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-198621	46-3312262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3279 Hardee Avenue Atlanta, Georgia		30341
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (844) 633-6839

Copies to:

Harvey Kesner, Esq.
Arthur S. Marcus, Esq.
 Sichenzia Ross Friedman Ference LLP
 61 Broadway, 32nd Floor
 New York, New York 10006
 (212) 930-9700
(212) 930-9725 (fax)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As reported in MedoveX Corp.’s (the “Company”) Form 10-Q for the quarter ended June 30, 3016, on August 11, 2016, Thomas Hill provided the Company with his notice of resignation pursuant to which Mr. Hill resigned from the board of directors (the “Board”) of the Company.  Mr. Hill stated that his resignation was to allow the Company to appoint another individual with the time and energy necessary to devote to the Company.  Mr. Hill’s resignation was not a result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Hill was a member of Audit Committee and of the Nominating and Corporate Governance Committee of the Board at the time of his resignation.

On August 17, 2016, the Company appointed Ron Lawson to fill such vacancy and to serve as a member of the Company’s Board.  In connection with his appointment, Mr. Lawson was granted 300,000 stock options under the Company’s 2013 Stock Option Incentive Plan.  Each stock option has an exercise price of $1.20, which was the closing price on the date prior to the Board’s authorization of the options, and is exercisable pursuant to the terms of the stock option award.  150,000 of the options vest immediately and 150,000 vest in one year.

Ron Lawson

Mr. Lawson has over 35 years of experience in the orthopedic industry.  In 1996, he served as the Senior Vice President of Worldwide Sales and Customer Service for Pfizer’s Orthopedic Division, Howmedica.  In 1998, upon Stryker Corporation’s acquisition of Howmedica, Mr. Lawson was appointed to serve as Senior Vice President of Sales, Marketing and Product Development.  In 2000, he was asked to lead the revitalization of Stryker’s European business as its President, EMEA and in 2001, was promoted to Group President, International.   From 2005 to 2007, Mr. Lawson served as Stryker’s Group President for International and Global Orthopedics where he was focused on strengthening the Stryker Orthopedic business worldwide.  Since 2009, Mr. Lawson has been a member of the Lawson Group where he provides strategic consulting services specializing in orthopedic medical technology.

Mr. Lawson previously served as Chairman of the Board of IMDS, Corporation and also served as a member of the Health Care Advisory Board of Arsenal Capital Partners. He presently serves as a Director of Plasmology 4, Corporation as well as a Director of DJO Global, a Blackstone company.

There has not been any transaction or currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Lawson had or will have a direct or indirect material interest since the beginning of the Company’s last fiscal year.

Item 7.01	Regulation FD Disclosure

On August 25, 2016, the Company issued a revised press release with regard to the appointment of Mr. Lawson to the Company’s Board, as set forth in Item 5.02 above.  A copy of the press release is attached hereto as Exhibit 99.1 and shall not be deemed incorporated by reference into any of the Company’s registration statements or other filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in such filing.

The information contained in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.  The furnishing of the information in this Current Report on Form 8-K is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained in this Current Report on Form 8-K constitutes material investor information that is not otherwise publicly available.

The Securities and Exchange Commission encourages registrants to disclose forward-looking information so that investors can better understand the future prospects of a registrant and make informed investment decisions. This Current Report on Form 8-K and exhibits may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Registrant’s judgment as of the date of this Current Report on Form 8-K. Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as “expects,” “should,” “will,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

Item 9.01           Financial Statements and Exhibits

(d)          Exhibits.

Exhibit No.	Description
99.1	Press Release dated August 25, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDOVEX CORP.

Date: August 25, 2016	By:	/s/ Jarrett Gorlin Jarrett Gorlin Chief Executive Officer